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                                                                   EXHIBIT 10.26






                              RABBI TRUST AGREEMENT
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                                TABLE OF CONTENTS

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Article I      Establishment of Trust.....................................................................    1

Article II     Payments to Plan Participants and Their Beneficiaries......................................    2

Article III    Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent...    3

Article IV     Payments to Company........................................................................    4

Article V      Investment Authority.......................................................................    4

Article VI     Disposition Of Income......................................................................    6

Article VII    Accounting by Trustee......................................................................    6

Article VIII   Responsibility of Trustee..................................................................    7

Article IX     Compensation and Expenses of Trustee.......................................................    8

Article X      Resignation and Removal of Trustee.........................................................    8

Article XI     Appointment of Successor...................................................................    8

Article XII    Amendment or Termination...................................................................    9

Article XIII   Miscellaneous..............................................................................    9

Article XIV    Effective Date............................................... .............................   10
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         THE TJX COMPANIES, INC. EXECUTIVE SAVINGS PLAN TRUST AGREEMENT

      THIS AGREEMENT, which is a restatement of the existing Trust Agreement between The TJX Companies, Inc. ("Company") and Fleet National Bank, and its successors, dated October 5, 1998, is made this 1st day of January, 2005, by and between Company and WELLS FARGO BANK, N.A., ("Trustee"),

                                   WITNESSETH:

      WHEREAS, Company has adopted The TJX Companies, Inc. Executive Savings Plan (the "Plan"), which is a non-qualified deferred compensation plan;

      WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

      WHEREAS, Company has established a trust (the "Trust") and wishes to replace the prior trustee with the Trustee as successor trustee and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

      WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   ARTICLE I

                             ESTABLISHMENT OF TRUST

            SECTION 1.1 Company hereby deposits funds with Trustee in trust which shall become the principal of the Trust, along with assets transferred from the prior trustee, all to be held administered and disposed of by Trustee as provided in this Trust Agreement.

            SECTION 1.2 The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined in Schedule A, as to all amounts held in Trust as of the Change of Control and all amounts contributed in Trust thereafter, and earnings on such amounts. Prior to a Change of Control the Trust may be revoked by the Company at any time by a writing delivered to the Trustee. Upon such revocation, all amounts held in the Trust shall be paid to, or upon the direction of, the Company.


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            SECTION 1.3 The Trust is intended to be a grantor trust, of which
Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            SECTION 1.4 The principal of the Trust and any earnings thereon which are not returned to the Company in accordance with the specific provisions of this Agreement or used to defray the expenses of the Trust shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors of the Company, as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are distributed hereunder. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

            SECTION 1.5 Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                                   ARTICLE II

              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

            SECTION 2.1 Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.

The Trustee shall remit such payment to Company and Company shall make such payments to the Plan participants and beneficiaries. Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. Company shall indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to Company's failure to properly withhold and/or remit amounts due or to pay benefits to participants in connection with the Trust; provided that such liability is not incurred as a consequence of the Trustee's own negligence or misconduct or the negligence or misconduct of any affiliate of the Trustee.

            SECTION 2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.


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            SECTION 2.3 Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan, and the Trustee shall reimburse the Company for such payments upon presentation of appropriate evidence of payment to Trustee. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                                  ARTICLE III

         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                           WHEN COMPANY IS INSOLVENT

            SECTION 3.1 Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            SECTION 3.2 At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer (or, if he shall have delegated the responsibility to the Chief Financial Officer of the Company, the Chief Financial Officer) of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.


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                  (4) Trustee shall resume the payment of benefits to Plan
participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has been directed that Company is not Insolvent (or is no longer Insolvent). Trustee may in all events rely on such evidence concerning Company's solvency (or Insolvency) as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

            SECTION 3.3 Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE IV

                               PAYMENTS TO COMPANY

      Except as provided in Article III hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                   ARTICLE V

                              INVESTMENT AUTHORITY

            SECTION 5.1 In the administration of the Trust, Trustee shall have the following powers; however, all powers regarding the investment of the Trust shall be executed solely pursuant to direction of Company or its delegated agent or, if applicable, an Investment Manager, unless Trustee has been properly delegated investment authority pursuant to section 5.3 below provided that prior to issuing any such directions, Company shall certify to Trustee the person(s) at Company or its agent who have the authority to issue such directions:

                  (1) To hold assets of any kind (other than securities or obligations of the Company or any affiliate of the Company), including shares of any registered investment company, whether or not Trustee or any of its affiliates provides investment advice or other services to such company and receives compensation for the services provided;

                  (2) To sell, exchange, assign, transfer, and convey any security or property held in the Trust, at public or private sale, at such time and price and upon such terms and conditions (including credit) as directed;

                  (3) To invest and reinvest assets of the Trust (including accumulated income) as directed;


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                  (4) To vote, tender, or exercise any right appurtenant to any stock or securities held in the Trust, as directed;

                  (5) To consent to and participate in any plan for the liquidation, reorganization, consolidation, merger or any similar action of any corporation, any security of which is held in the Trust, as directed;

                  (6) To sell or exercise any "rights" issued on any securities held in the Trust, as directed;

                  (7) To cause all or any part of the assets of the Trust to be held in the name of Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by laws, in the name of any nominee, and to acquire for the Trust any investment in bearer form, but the books and records of the Trust shall at all times show that all such investments are part of the Trust and Trustee shall hold evidence of title to all such investments;

                  (8) To make such distributions in accordance with the provisions of this Trust Agreement;

                  (9) To hold a portion of the Trust for the ordinary administration and for the disbursement of funds in cash; and

                  (10) To invest in deposit products of Trustee or its affiliates, or other bank or similar financial institution, subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit, as directed.

In no event, however, shall assets held in the Trust be invested in securities or obligations issued by the Company or any affiliate of the Company.

Without limiting the foregoing, the parties hereto acknowledge that in order to provide for an accumulation of assets comparable to the contractual liabilities of the Company under the Plan, the Company may direct the Trustee to invest the assets held in the Trust to correspond to the notional investments made for Trust beneficiaries under the Plan, and that to the extent specified by the Company, and subject to a change by the Company in or revocation by the Company of such specifications and directions at any time, the Trustee shall accomplish such conforming investments by following notional investment elections communicated to the Trustee by Trust beneficiaries as hereinafter provided. Trust beneficiaries may communicate their notional elections by use of the telephone exchange or similar system maintained for such purpose by the Trustee or its affiliates. Any election so communicated by a Trust beneficiary to the Trustee with respect to the notional investment or reinvestment of all or a portion of his or her interest in the Plan shall be treated as a corresponding investment direction by the Company with respect to assets held in the Trust.

            SECTION 5.2 From time to time the Company may appoint one or more investment managers who shall have investment management and control over all or a portion of the assets of the Trust ("Investment Managers"). The Company shall notify the Trustee in writing of the appointment of the Investment Manager. In the event more than one Investment


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Manager is appointed, the Company shall determine which assets shall be subject to management and control by each Investment Manager and shall also determine the proportion in which funds withdrawn or disbursed shall be charged against the assets subject to each Investment Manager's management and control. Such Investment Manager shall direct Trustee as to the investment of assets and any voting, tendering, and other appurtenant rights of all securities held in the portion of the Trust over which the Investment Manager is appointed. Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding the investment of the Trust assets and shall retain such assets until directed in writing to dispose of them.

            SECTION 5.3 Company may delegate to Trustee the responsibility to manage all or a portion of the Trust if Trustee agrees to do so in writing. Upon written acceptance of that delegation, Trustee shall have full power and authority to invest and reinvest the Trust in investments as provided herein, subject to any investment guidelines provided by Company.

                                   ARTICLE VI

                              DISPOSITION OF INCOME

      During the term of this Trust, all principal amounts contributed to the Trust and all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. Subject to the provisions of Sections 1.2, 2.1 and
Article 12, the Company shall have no right or power to direct the Trustee to return to the Company or to direct to others any of the Trust assets before all payments of benefits payable under the Trust have been made to Trust Beneficiaries. Upon payment of all such benefits and legal expenses, the Trustee shall return to the Company all amounts, if any, then remaining in the Trust.

                                  ARTICLE VII

                              ACCOUNTING BY TRUSTEE

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. All such books and records shall be open to inspection and audit at all reasonable times by the Company. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


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                                  ARTICLE VIII

                            RESPONSIBILITY OF TRUSTEE

            SECTION 8.1 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action reasonably taken pursuant to a direction, request or approval given by Company which is contemplated by and complies with the terms of this Trust Agreement. Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, and claims (including reasonable attorney's fees and costs of defense) for actions taken or omitted by Trustee in accordance with the terms of this Trust Agreement, except that in no event shall the Company indemnify the Trustee against any loss or expense incurred as a consequence of the Trustee's own negligence or misconduct or the negligence or misconduct of any affiliate of the Trustee. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

            SECTION 8.2 If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

            SECTION 8.3 Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder, and Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. Company shall pay the expenses for services by such individuals or entities, and if the Company does not pay such expenses in a reasonably timely manner, Trustee may obtain payment from the Trust.

            SECTION 8.4 Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

            SECTION 8.5 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

            SECTION 8.6 Any electronic communication, including facsimile and e-mail, received by Trustee from an address that Trustee reasonably believes to be that of a duly authorized representative of Company shall be deemed to be in writing and signed on behalf of Company by such duly authorized representative of Company, and Trustee shall be as fully protected under the Trust Agreement and applicable law as if such electronic communication had been an originally signed writing.


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                                   ARTICLE IX

                      COMPENSATION AND EXPENSES OF TRUSTEE

      Trustee shall be entitled to reasonable compensation for the services it renders under this Trust. Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid within a reasonable time, the fees and expenses, including, but not limited to, those expenses referenced in
Article VIII above, shall be paid from the Trust.

                                   ARTICLE X

                       RESIGNATION AND REMOVAL OF TRUSTEE

            SECTION 10.1 Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

            SECTION 10.2 Trustee may be removed by Company at any time prior to a Change of Control on 30 days notice or upon shorter notice accepted by Trustee.

            SECTION 10.3 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of all information reasonably required by Trustee to transfer assets to the successor Trustee, unless Company extends the time limit.

            SECTION 10.4 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI hereof, by the effective date of resignation or removal under Sections 10.1 and 10.2 of this Article X. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE XI

                            APPOINTMENT OF SUCCESSOR

            SECTION 11.1 If Trustee resigns or is removed in accordance with
Section 10.1 or 10.2 hereof, Company may appoint a new trustee which shall be a bank or trust Company having custody of assets or assets under management in excess of $50 billion, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.


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
                                  ARTICLE XII

                            AMENDMENT OR TERMINATION

            SECTION 12.1 This Trust Agreement may be amended by a written instrument executed by Trustee and Company; provided, that following a Change in Control the provisions of this Article XII may not be amended. Notwithstanding the foregoing, no such amendment shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof.

            SECTION 12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with
Section 1.2 hereof, Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            SECTION 13.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            SECTION 13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.


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
                                  ARTICLE XIV

                                 EFFECTIVE DATE

      The effective date of this Trust Agreement shall be January 1, 2005.

      IN WITNESS WHEREOF, Company and Trustee have caused this Agreement to be executed by individuals thereunto duly authorized as of the day and year first above written.

THE TJX COMPANIES, INC.                WELLS FARGO BANK, N.A., TRUSTEE

By /s/ Jeffrey G. Naylor               By /s/ Gilbert P. Hernandez
   ------------------------------         ------------------------------------

Title Sr. Exec. VP and CFO             Title Vice President
      ---------------------------            ---------------------------------

                                       By /s/ Dana K. Dickinson
                                          ------------------------------------

                                       Title Vice President
                                             ---------------------------------

                                   SCHEDULE A

                           To The Trust Agreement For
                 The TJX Companies, Inc. Executive Savings Plan

                        DEFINITION OF "CHANGE OF CONTROL"

"Change of Control" shall mean the occurrence of any one of the following events:

            (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

            (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

            (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

            (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

      "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only alter the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

      A Person shall be deemed to be the "owner" of any Common Stock:

            (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

            (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

            (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

      "Person" shall have the meaning used, in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

      A "Participant Related Party", shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule l2b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

      "Subsidiary" shall mean any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in the chain.

      "Committee" shall mean the Executive Compensation Committee of the Board of Directors of the Company.

      "Company" shall mean The TJX Companies, Inc.

Initially capitalized term not defined above shall have the meanings assigned to those terms in Article I of the Executive Savings Plan.

                         ACCEPTANCE OF SUCCESSOR TRUSTEE

Pursuant to Section 11 of The TJX Companies, Inc. Trust Agreement for Executive Savings Plan, dated October 5, 1998 (the "Trust Agreement"), WELLS FARGO BANK, N.A. (`Successor Trustee") accepts its appointment as a successor trustee of the Trust established under the Trust Agreement effective January 1, 2005, subject to the following conditions:

1. The Successor Trustee shall not be required to inquire into the acts, omissions or accounts of any predecessor trustee or to bring any action against a predecessor trustee for any reason whatsoever, and shall in no event be liable for any acts or omissions of a predecessor trustee.

2. The Successor Trustee shall be responsible only for assets actually delivered to it by the predecessor trustee. Wells Fargo will also be responsible for any assets contributed to the Trust after Wells Fargo becomes Trustee, and any earnings accrued after Wells Fargo becomes Trustee.

                                        WELLS FARGO BANK, N.A.

                                        By /s/ Gilbert P. Hernandez
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                                        Its Vice President/Relationship Manager
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Acknowledged and Agreed to:             THE TJX COMPANIES, INC.


                                        By /s/ Jeffrey G. Naylor
                                          -------------------------------------

                                        Its Sr. Executive Vice President/CFO
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